                            SCHEDULE 14A INFORMATION


               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      Dairy Mart Convenience Stores, Inc.
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               (Name of Registrant as Specified In Its Charter)

                               Charles Nirenberg
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                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies: N/A
     2)  Aggregate number of securities to which transaction applies: N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* N/A
     4)  Proposed maximum aggregate value of transaction: N/A

     *Set forth the amount on which the filing fee is calculated and state how it was determined.


[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
     2)  Form, Schedule or Registration Statement No.: N/A
     3)  Filing Party: N/A
     4)  Date Filed: N/A

                               Charles Nirenberg
                           c/o First Merchants Group
                          Devonshire Place, Suite 106
                              48 Holy Family Road
                               Holyoke, MA 01040


                                                                October 17, 1995



Dear Fellow Dairy Mart Stockholder:

As the founder and largest stockholder of Dairy Mart Convenience Stores, I have become increasingly concerned with the policies that current management has been pursuing. I would like to restore our Company to levels of profitability and stockholder value which reflect its true strength and vitality. Accordingly, I intend to nominate five candidates, including myself, for election as Class B Directors at the upcoming Annual Meeting. These candidates are committed to a plan designed to maximize the long-term value of the stockholders' investment in Dairy Mart. I will be writing to you shortly with greater detail concerning our plan.

IN THE MEANTIME, I STRONGLY URGE YOU NOT TO RETURN ANY PROXY CARD WHICH MANAGEMENT MAY HAVE SENT YOU RELATING TO THE ELECTION OF CLASS B DIRECTORS AT THE ANNUAL MEETING.


I believe that change in the Board of Directors is necessary to safeguard the current interests of the stockholders and to ensure the long-term value of our investment. I am particularly concerned that our labor costs and overhead are significantly higher than the industry norm. In addition, I believe current management's strategic plan will harm long-term shareholder value, although it has produced certain short-term gains.

I and my fellow nominees will return the Company to the policies which propelled Dairy Mart to prosperity. I founded the company in 1958 and ran it successfully until my retirement as CEO in 1992. Compared to my knowledge, experience and track record, current management does not have what it takes to maximize the long-term value of the stockholders investment.

At the Annual Meeting, I will nominate candidates only for the five Class B Directorships which are up for election. Since I control over 50% of the outstanding shares of Class B common stock, my nominees should be elected and give us control of the seven-member Board. I am not contesting the election of the two individuals nominated by management for election as Class A Directors. Accordingly, you should return any proxy card which management may have sent you relating to the election of Class A Directors at the Annual Meeting.

Our goal is not to disrupt the Company, but to restore it.

Again, please do not return any of management's proxy cards relating to the election of Class B Directors, even as a protest. They do not deserve your support. I will be sending you a detailed proxy statement and proxy card shortly.

Thank you for your support.

Very truly yours,


Charles Nirenberg

                         CERTAIN INFORMATION REGARDING
                         -----------------------------
                            MR. NIRENBERG'S NOMINEES
                            ------------------------

      Set forth below is certain information relating to the principal occupation or employment of Mr. Charles Nirenberg's proposed nominees and their respective direct or indirect interests in Dairy Mart Convenience Stores, Inc. (the "Company"):

      Charles Nirenberg.  Mr. Nirenberg is the founder and a current director
      -----------------
of the Company, and owns in his capacity as an individual shareholder 500 shares of the Company's Class A Common Stock and 500 shares of the Company's Class B Common Stock. He is also a limited partner of DM Associates Limited Partnership ("DM Associates"), a limited partnership that owns 1,858,743 shares of Class B Common Stock, and the managing partner of New DM Management Associates I ("DM I") and a partner of New DM Management Associates II ("DM II"), which entities serve as the general partners of DM Associates. Through his partnership interests in DM Associates, DM I and DM II, Mr. Nirenberg has approximately a 48% indirect ownership interest in the 1,858,743 shares of Class B Common Stock owned by DM Associates. With the support of Mitchell J. Kupperman, who is Mr. Nirenberg's son-in-law and who is also a partner of DM I and DM II, Mr. Nirenberg has the power to direct the voting of approximately 1,506,509 of the 1,858,743 shares of the Company's Class B Common Stock owned by DM Associates (said 1,506,509 shares representing approximately 55.0% of the Company's total issued and outstanding shares of Class B Common Stock on September 29, 1995, the record date for the Annual Meeting, and 50.0% of the total combined voting power of the Company's total issued and outstanding Class A Common Stock and Class B Common Stock).

      Moreover, FCN Properties Corporation, a corporation of which Mr. Nirenberg is an officer, director and sole stockholder ("FCN"), is the pledgee of approximately 1,220,000 shares of the 1,858,743 shares of the Company's Class B Common Stock owned by DM Associates. The pledge secures certain indebtedness owed by DM Associates to FCN.

      Mitchell J. Kupperman.  Mitchell J. Kupperman is presently on leave of
      ---------------------
absence from his position as Executive Vice President - Human Resources of the Company. Mr. Kupperman, together with certain members of his family, owns 5,361 shares of the Company's Class A Common Stock, 14,604 shares of the Company's Class B Common Stock, options exercisable (subject to vesting) for up to 77,500 shares of Class A Common Stock and options exercisable for up to 3,750 shares of Class B

Common Stock. Mr. Kupperman is a general partner of DM I and DM II. Through his partnership interests in DM I and DM II, Mr. Kupperman has approximately a 0.8% indirect ownership interest in the 1,858,743 shares of Class B Common Stock owned by DM Associates. As described above, Mr. Kupperman and Mr. Nirenberg, as partners of DM I and DM II, have the power to direct the voting of approximately 1,506,509 of the 1,858,743 shares of the Company's Class B Common Stock owned by DM Associates. Mr. Kupperman is Mr. Nirenberg's son-in-law.

      Other Nominees.  Following is a brief description of the principal
      --------------
occupation or employment of the remainder of the individuals to be nominated by Mr. Nirenberg for election as Class B Directors of the Company at the Annual Meeting. M. Howard Jacobson is a retired corporate executive; Thomas O'Brien is Dean of the University of Massachusetts School of Management and Joseph F. Leonardo is a consultant to the convenience store industry. None of Messrs. Jacobson, O'Brien or Leonardo beneficially owns any shares of the Company's capital stock.


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    If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                              GEORGESON & COMPANY
                               WALL STREET PLAZA
                           NEW YORK, NEW YORK 10005

                           TOLL FREE: 1-800-223-2064
                      BANKS & BROKERS CALL: 212-440-9800

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